Exhibit 10.xlvi

Page 1

                      SCIENCE & TECHNOLOGY RESOURCES, INC.
                  A Subsidiary of Nevada Manhattan Mining, Inc.
                          643-B South Washington Street
                         Alexandria, Virginia 22314 USA

November 16, 1998

Phystechmed
117335 Moscow, Russia
Bolshaya Ordynka, 17-11
Tel/Fax 7095 243-06-91

         Re:      Letter of Understanding

Dear Professor Bogomolov:

     This letter is intended to memorialize the agreement we have reached relative to the acquisition by Science & Technology Resources, Inc. ("STRI") of 100 percent of the rights, title and interest to the following technologies (collectively, the "Technologies") owned by Phystechmed, a joint stock company located in Moscow, Russia:

     1. 20 MeV Proton (or heavcy particle) accelerator using Backward Wave Acceleration Acceleration principle (Bogomolov)

     2.   10 (to 12) MeV injectors.

     3.   250 MeV Proton Accelerators (Bogomolov); medical model.

     4.   Explosives detection equipment.

     Subject to the completion of its due diligence, corporate and/or regulatory approvals and if it deems necessary, a more formal agreement, STRI agrees to acquire the sole and exclusive rights, title and interest to the Technologies. In consideration therefore, STRI agrees to pay Phystechmed and/or designees royalties and/or Preferred Stock of STRI, in an amount and under terms to be agreed upon by the parties to this agreement, after completion of thorough due diligence and a financial assessment.

Very truly yours,

STRI

/s/ Thomas E. Ward

Thomas E. Ward
President

         AGREED AND ACCEPTED, this 30 day of November, 1998, with full power and authority from Phystechmed, to enter into and execute this agreement on its behalf.

                                                 PHYSTECHMED

                                                 by General Manager, CEO

                                                   /s/ Y. Yushkevich

                                                     Y. Yushkevich